UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2011

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Update on At-the-Market Equity Issuances
     Since December 2008, Healthcare Realty Trust Incorporated (the “Company”) has had in place an at-the-market equity offering program (“ATM Program”) to sell shares of its common stock from time to time in at-the-market sales transactions.
•	Between July 1, 2011 and July 31, 2011, the Company sold 1,360,900 shares of common stock under the ATM Program, generating approximately $27.7 million in net proceeds.
•	From August 1, 2011 to September 30, 2011, the Company sold zero shares of common stock under the ATM Program, resulting in diluted weighted average outstanding shares for the third quarter of approximately 77.2 million.
Update on Richmond Portfolio Acquisition
     As reported in the Company’s Form 10-Q for the period ended June 30, 2011 and Form 8-K filed on September 2, 2011, the Company entered into an agreement on June 29, 2011 to purchase a portfolio of eight outpatient buildings in Richmond, Virginia for total consideration of approximately $173.5 million, including prepaid ground rent of $12.8 million and debt assumption of approximately $58.4 million.
•	On June 30, 2011, the Company acquired one of the eight buildings for total consideration of approximately $34.9 million, including prepaid ground rent of approximately $2.9 million.
•	On August 4, 2011, the Company acquired two of the eight buildings for total consideration of approximately $75.8 million, including prepaid ground rent of approximately $5.8 million and debt assumption of approximately $30.8 million.
•	On August 31, 2011, the Company acquired one of the eight buildings for total consideration of approximately $15.4 million, including prepaid ground rent of approximately $1.4 million and debt assumption of approximately $7.0 million.
•	On September 30, 2011, the Company acquired one of the eight buildings for total consideration of approximately $16.1 million, including prepaid ground rent of approximately $0.9 million and debt assumption of approximately $7.6 million.
•	The Company expects that the acquisitions of the remaining three buildings will occur in a series of closings in October 2011, subject to customary closing conditions. Total consideration for the three buildings will be approximately $31.4 million, including prepaid ground rent of approximately $1.8 million and debt assumption of $13.1 million, or net cash consideration of approximately $18.3 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: September 30, 2011